EXHIBIT 99.2

PIONEER NATURAL RESOURCES COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 28, 2004

VOTING INSTRUCTIONS

VOTE BY INTERNET * PHONE * MAIL

Your vote is important. Please vote as soon as possible.

TO VOTE BY INTERNET
www.continentalstock.com
 Have this proxy card in hand when you access the above website. At “ContinentaLink” on the right side, select “Proxy Voting Log In.” Follow the instructions on the screen to vote your shares.

TO VOTE BY PHONE
 Call toll-free (in the U.S.) 1-800-293-8533.
 Have this proxy card in hand when you call and follow the instructions.

Your internet or telephone vote works in the same manner as if you marked, signed and returned your proxy card by mail.

If you vote via the internet or by telephone, please do not return the card below.

TO VOTE BY MAIL
Mark, sign and date the proxy card below, detach it and return in the postage-paid envelope provided.

’FOLD AND DETACH HERE AND READ THE REVERSE SIDE’
********************************************************************************
*************************

PROXY BY MAIL	Please mark	X
your votes like this

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE TRUST AGREEMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.
ITEM 1 — To approve the issuance of shares of common stock of Pioneer Natural Resources Company in connection with the merger of BC Merger Sub, Inc. into Evergreen Resources, Inc., with Evergreen Resources, Inc. becoming a wholly-owned subsidiary of Pioneer Natural Resources Company, pursuant to the Agreement and Plan of Merger by and among Pioneer Natural Resources Company, BC Merger Sub, Inc. and Evergreen Resources, Inc., dated as of May 3, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

ITEM 2 — To approve an adjournment of the meeting, if necessary, to solicit additional proxies in favor of item 1 above.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IF YOU WISH TO VOTE BY INTERNET OR BY TELEPHONE PLEASE READ THE INSTRUCTIONS ABOVE.

Signature                                                                 Signature                                                                Date
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

The Special Meeting of Stockholders will be held on
September 28, 2004. Your voting instruction must be
received by 5:00 p.m. Eastern, on September 24, 2004
to allow Vanguard to vote according to your instruction.

’FOLD AND DETACH HERE AND READ THE REVERSE SIDE’
********************************************************************************
*************************

PIONEER NATURAL RESOURCES USA, INC. 401(k) PLAN

TO: THE VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPLOYER MATCHING CONTRIBUTION (STOCK ACCOUNT) OF THE PIONEER NATURAL RESOURCES USA, INC. 401(k) AND MATCHING PLAN

In connection with the proxy materials I received relating to the Special Meeting of Stockholders of Pioneer Natural Resources Company to be held on Tuesday, September 28, 2004, I direct you to execute a proxy with respect to all shares of common stock of Pioneer to which I have the right to give voting directions under the 401(k) plan upon the matters set forth on the reverse side. I understand you will hold these directions strictly confidential.

(Continued, and to be marked, dated and signed, on the other side)